Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-266855, 33-281862, and 3333-287116) and Form S-8 (Nos. 333-219203, 333-223428, 333-226440, 333-231884, 333-248926, 333-259321, 333-278718, 333-278719, and 333-287998) of RideNow Group, Inc. (the Company) of our report dated March 13, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Dallas, Texas
March 13, 2026